As filed with the Securities and Exchange Commission on November 5, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ADAMAS PHARMACEUTICALS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	42-1560076
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

1900 Powell Street, Suite 1000
Emeryville, CA 94608
(Address of principal executive offices) (Zip code)

Adamas Pharmaceuticals, Inc. 2016 Inducement Plan
(Full title of the plan)

Neil F. McFarlane
Chief Executive Officer
Adamas Pharmaceuticals, Inc.
1900 Powell Street, Suite 1000
Emeryville, CA 94608
(510) 450-3500
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:
Robert L. Jones
Kenneth L. Guernsey
Cooley LLP
3175 Hanover Street
Palo Alto, CA 94304
(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share, reserved for issuance pursuant to the 2016 Inducement Plan	600,000	$3.17	$1,902,000	$208

(1)         Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock of Adamas Pharmaceuticals, Inc. (the “Registrant”) that become issuable under the 2016 Inducement Plan (the “2016 Plan”) set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant’s common stock.
(2)       Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $3.17, the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Global Market on October 30, 2020.

PART II

Item 3. Incorporation of Documents by Reference

The following documents filed by Adamas Pharmaceuticals, Inc. (the “Registrant”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a)The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on February 25, 2020;
(b)The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 from the Registrant’s Proxy Statement on Schedule 14A filed on April 23, 2020;
(c)The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed on May 7, 2020;
(d)The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020, filed on August 6, 2020;
(e)The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020, filed on November 5, 2020.
(f)The Registrant’s Current Reports on Form 8-K filed on January 2, 2020, January 8, 2020 (other than the information set forth in Item 2.02 and the related exhibit), February 25, 2020 (other than the information set forth in Item 2.02 and the related exhibit), June 4, 2020, June 5, 2020, June 17, 2020, and September 1, 2020.
(g)The description of the Registrant’s Common Stock which is contained in a registration statement on Form 8-A filed on April 7, 2014 (File No. 001-36399) under the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description, including Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on February 25, 2020.
(h)The other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law, as amended (the “DGCL”), authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

The Registrant’s amended and restated certificate of incorporation that is currently in effect provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the DGCL, and the

Registrant’s amended and restated bylaws that is currently in effect provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the DGCL.

The Registrant has entered into and expects to continue to enter into agreements to indemnify its directors and executive officers. With certain exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding.

The Registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Exchange Act that might be incurred by any director or officer in his capacity as such.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits
EXHIBIT INDEX

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of Adamas Pharmaceuticals, Inc.
4.1(2)	Amended and Restated Bylaws of Adamas Pharmaceuticals, Inc.
4.1(3)	Form of Common Stock Certificate of Adamas Pharmaceuticals, Inc.
5.1	Opinion of Cooley LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of this Form S-8).
99.5(4)	Adamas Pharmaceuticals, Inc. Amended and Restated 2016 Inducement Plan.
99.6(5)	Form of Restricted Stock Unit Grant Notice and Award Agreement under the Adamas Pharmaceuticals, Inc. 2016 Inducement Plan.
99.7(6)	Form of Stock Option Grant Notice and Option Agreement under the Adamas Pharmaceuticals, Inc. 2016 Inducement Plan.
____________________________
(1)    Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36399), filed with the Securities and Exchange Commission on April 15, 2014, and incorporated by reference herein.
(2)    Filed as Exhibit 3.4 to the Registrant’s Registrant Statement on Form S-1 (File No. 333-194342), filed with the Securities and Exchange Commission on March 5, 2014, and incorporated by reference herein.
(3)    Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-194342), filed with the Securities and Exchange Commission on March 26, 2014, and incorporated by reference herein.
(4)    Filed as Exhibit 10.2 to Registrant’s Quarterly Report on Form 10-Q (File No. 001-36399), filed with the Securities and Exchange Commission on November 5, 2020, and incorporated herein by reference.
(5)    Filed as Exhibit 99.6 to Registrant’s Registration Statement on Form S-8 (File No. 333-210255), filed with the Securities and Exchange Commission on March 17, 2016, and incorporated herein by reference.
(6)    Filed as Exhibit 99.7 to Registrant’s Registration Statement on Form S-8 (File No. 333-210255), filed with the Securities and Exchange Commission on March 17, 2016, and incorporated herein by reference.

Item 9. Undertakings

1.The undersigned registrant hereby undertakes:

(a)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on November 5, 2020.

ADAMAS PHARMACEUTICALS, INC.

By:	/s/ Neil F. McFarlane
Neil F. McFarlane
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Neil F. McFarlane and Christopher B. Prentiss, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Neil F. McFarlane	Chief Executive Officer	November 5, 2020
Neil F. McFarlane	(Principal Executive Officer)

/s/ Christopher B. Prentiss	Chief Financial Officer	November 5, 2020
Christopher B. Prentiss	(Principal Financial and Accounting Officer)

/s/ David L. Mahoney	Chairman of the Board and Director	November 5, 2020
David L. Mahoney

/s/ Michael Bigham	Director	November 5, 2020
Michael Bigham

/s/ Martha J. Demski	Director	November 5, 2020
Martha J. Demski

/s/ Mardi C. Dier	Director	November 5, 2020
Mardi C. Dier

/s/ William Ericson	Director	November 5, 2020
William Ericson

Director
Ivan Lieberburg, M.D., Ph.D.

/s/ John MacPhee	Director	November 5, 2020
John MacPhee

/s/ Anna Richo	Director	November 5, 2020
Anna Richo